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                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT, dated as of December 1, 1998, between CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company"), and Jim R. Wise (the "Executive").

         R&B Falcon Corporation ("Parent") has acquired the Company, and Parent and Company desire that the Company employ the Executive and the Executive desires to remain in the employ of the Company, on the terms and conditions of this Agreement.

Accordingly, the parties agree as follows:

1. Employment Duties and Acceptance.

         1.1 Employment by the Company: Duties. The Company hereby agrees to employ the Executive for a term (the "Term") commencing on December 1, 1998 and expiring on November 30, 2000 (the "Termination Date"), unless earlier terminated as provided in Section 4. During the Term, the Executive shall at all times serve in the capacity of Vice President - Domestic Drilling Operations of Company and shall also serve in those offices and directorships of subsidiary corporations or entities of the Parent to which he may from time to time be appointed or elected. During the Term, the Executive shall devote his best efforts on a full time basis in fulfillment of his employment hereunder, subject to the direction of the Board of Directors of the Company. The Executive may engage in commercial pursuits and in charitable and civic activities that do not interfere with the performance of his duties hereunder.

         1.2 Acceptance of Employment by the Executive. The Executive hereby accepts such employment and shall render the services and perform the duties described above.

2. Compensation and Other Benefits.

         2.1 Annual Salary. The Company shall pay to the Executive an annual salary at a rate of not less than $184,000 (the "Annual Salary"), prorated for any partial calendar year, subject to increase at the sole discretion of the Board. The Annual Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than once each month, less such deductions as shall be required to be withheld by applicable law and regulations.

         2.2 Bonuses. The Executive may receive, at the sole discretion of the Board, bonuses.

         2.3 Participation in Employee Benefit Plans. The Company agrees to permit the Executive during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Parent and its affiliated companies (collectively, "Benefits") which may be available to other comparable executives of the Parent and its affiliated companies on terms no less favorable to the Executive than the terms offered to such other executives. Notwithstanding the foregoing, to




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the extent provided in the Agreement And Plan of Merger dated August 21, 1998 among Parent, RBF Cliffs Acquisition Corp., and Company (the "Merger Agreement"). Executive shall be covered by Company benefit plans in existence as of the date hereof until such plans are merged into the plans of Parent, and Executive shall be entitled to all benefits to be provided to Company employees pursuant to the Merger Agreement.

         2.4 General Business Expenses. The Company shall pay or reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive during the Term in the performance of the Executive's services under this Agreement. Such payment shall be made upon presentation of such documentation as the Company customarily requires of its senior executive employees prior to making such payments or reimbursements.

3. Proprietary Matters.

         3.1 Confidential Information; Personal Relationships. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others all confidential matters directly relating to the Company and its business, including without limitation, financial information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects of the Company, its affiliates, or any entity which may hereafter become an affiliate thereof.

         3.2 Property of the Company. All memoranda, notes, lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of the Executive after the date hereof, or made available to the Executive after the date hereof relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof, shall be the property of the Company, and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time upon request; provided, however, that Executive's address books, diaries and rolodex files shall be deemed to be property of the Executive.

         3.3 Original Material. The Executive agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly to the business of the Company, including without limitation computer systems, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by the Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material.



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4. Termination.

         4.1 Termination upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive the Annual Salary and bonuses, if any, earned up to the date of the Executive's death, plus any Benefits accrued up to the date of Executive's death.

         4.2 Termination By Company With Cause. The Company has the right, at any time, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive with Cause. As used in this Section 4.2, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Company and the Executive, (ii) an act of proven fraud or dishonesty on the part of the Executive with respect to the Company or its subsidiaries; (iii) knowing and material failure by the Executive to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries; (iv) the Executive's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties hereunder or a material breach by the Executive of this Agreement except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of the Executive; or (v) conviction of a misdemeanor involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i),
(ii), (iii) or (iv) above, the Executive shall be given 30 days' prior notice from the Board specifically identifying the reasons which are alleged to constitute cause for any termination hereunder and an opportunity to be heard by the Board in the event Executive disputes such allegations. If Executive is terminated for Cause, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued, bonuses earned, if any, and any Benefits vested up to the effective date specified in the Company's notice of termination.

         4.3 Termination By Company Without Cause. The Company may terminate Executive's employment without Cause; provided, in the event of termination by the Company without Cause, the Company shall be obligated (but shall only be obligated) to Executive for the payment, at the times and upon the terms provided for herein, of the Executive's Annual Salary for the number of full months remaining in the Term of this Agreement had the Executive not been so terminated, based on the Annual Salary of the Executive in effect on the date of termination (or, if the Company has reduced the Executive's Annual Salary in breach of this Agreement, the Executive's Annual Salary before such reduction), and assuming such Annual Salary would remain in effect for the full Term together with all Benefits awarded or accrued and bonuses earned, if any, up to the date of termination.

         4.4 Termination By Executive. Any termination by Executive of his employment by the Company (i) shall entitle the Company to discontinue payment of all Annual Salary, bonuses, if any, and Benefits accruing from and after the date of such termination, and (ii) shall not terminate the obligations of Executive under Section 3 or the rights of the Company under Section 3.




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         4.5 Suspension upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States who is mutually acceptable to the Company and the Executive or his closest relative if he is not then able to make such a choice, so that the Executive is unable substantially to perform his services hereunder for (i) a period of sixty days, or (ii) for shorter periods aggregating sixty days during any twelve-month period, the Company may at any time thereafter, by written notice to the Executive, suspend the Term of the Executive's employment hereunder and discontinue payments of the Annual Salary for the duration of the disability. The Executive shall be entitled to the full compensation payable to him hereunder for periods of disability shorter than the periods specified in clauses (i) and (ii) of the sentence. Nothing contained in this Section 4.5 shall be deemed to extend the Term or to constitute a breach of this Agreement.

5. Insurance. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for life, health, accident, disability or other insurance upon the Executive in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

6. Other Provisions.

         6.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         (i) "affiliate" with respect to the Company means any other person controlled by or under common control with the Company but shall not include any stockholder or director of the Company, as such.

         (ii) "person" means any individual, corporation, partnership, firm, joint Company, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

         6.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof, as follows:



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         (i) if to the Company, to:

             Cliffs Drilling Company
             ----------------------------------------
             1200 Smith Street, Suite 300
             ----------------------------------------
             Houston, Texas 77002
             ----------------------------------------
             Attention: Chief Executive Officer
             ----------------------------------------

         (ii) if to the Executive, to:

              Jim R. Wise
             ----------------------------------------
              7919 Burgoyne
             ----------------------------------------
              Houston, TX 77063
             ----------------------------------------


Any party may change its address for notice hereunder by notice to the other party hereto.

         6.3 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         6.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the choice of law provisions thereof).

         6.6 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive and may be assigned by the Company only to a successor by merger or purchasers of substantially all of the assets of the Company.

         6.7 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.9 Affiliates. For purposes of this Agreement, the term "Company" shall include the direct and indirect wholly owned subsidiaries of R&B Falcon Corporation and their successors, it being understood that R&B Falcon Corporation conducts its activities primarily through subsidiaries.



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Executed to be effective as of the date hereof.

CLIFFS DRILLING COMPANY


By: /s/ DOUGLAS E. SWANSON
   ----------------------------------------
Name:    Douglas E. Swanson
Title:   President


/s/ JIM R. WISE
-------------------------------------------
Jim R. Wise


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